Exhibit 99.1

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP, INC.

RECEIVES ALL REGULATORY APPROVALS FOR ACQUISITION

OLNEY, MARYLAND, November 22, 2017 – Sandy Spring Bancorp, Inc. (NASDAQ: SASR, “Sandy Spring”) announced that it has received all of the requisite regulatory approvals from the Board of Governors of the Federal Reserve System, the Maryland Office of the Commissioner of Financial Regulation, and the Virginia State Corporation Commission to complete the acquisition of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) and the related merger of WashingtonFirst Bank into Sandy Spring Bank.

The transaction is expected to close on January 1, 2018.

"We look forward to welcoming the clients, employees and shareholders of WashingtonFirst Bank to Sandy Spring Bank, said Daniel J. Schrider, President and CEO of Sandy Spring Bank.  "Together, we will be a stronger presence in the Greater Washington, D.C. region, and we will continue to invest in and build our communities for future generations."

Upon completion of the acquisition, Sandy Spring Bank will have combined assets of approximately $7.5 billion.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. With $5.3 billion in assets, Sandy Spring Bank operates 42 community offices and six financial centers across the region. Visit www.sandyspringbank.com for more information.

About WashingtonFirst Bankshares, Inc.

WashingtonFirst Bankshares, Inc., headquartered in Reston, Virginia, is the holding company for WashingtonFirst Bank, a Virginia-charted bank with more than $2 billion in assets, which operates 19 full-service banking offices throughout the Washington, D.C. metropolitan area. In addition, WashingtonFirst provides wealth management services through its subsidiary, 1st Portfolio Wealth Advisors, and mortgage banking services through WashingtonFirst Bank's subsidiary, WashingtonFirst Mortgage Corporation. For more information about WashingtonFirst, please visit: www.wfbi.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Sandy Spring and WashingtonFirst. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Sandy Spring’s and WashingtonFirst’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “may,” “will,” “would,” “could,” “should” or other similar words and expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and neither Sandy Spring nor WashingtonFirst undertakes any obligation to update any statement in light of new information or future events. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

In addition to factors previously disclosed in Sandy Spring’s and WashingtonFirst’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors among others, could cause actual results to differ materially from those in its forward-looking statements: (i) the possibility that any of the anticipated benefits of the proposed transaction between Sandy Spring and WashingtonFirst will not be realized or will not be realized within the expected time period; (ii) the risk that integration of operations of WashingtonFirst with those of Sandy Spring will be materially delayed or will be more costly or difficult than expected; (iii) the failure to satisfy the conditions to completion of the proposed transaction; (iv) the failure of the proposed transaction to close for any other reason; (v) the effect of the announcement of the transaction on customer relationships and operating results; (vi) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (vii) general economic conditions and trends, either nationally or locally; (viii) conditions in the securities markets; (ix) changes in interest rates; (x) changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; (xi) changes in real estate values; (xii) changes in the quality or composition of Sandy Spring’s or WashingtonFirst’s loan or investment portfolios; (xiii) changes in competitive pressures among financial institutions or from non-financial institutions; (xiv) the ability to retain key members of management; and (xv) changes in legislation, regulations, and policies.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:	DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Website:	www.sandyspringbank.com

Media Contact:

Jen Schell

Vice President, Marketing

Sandy Spring Bank

301.570.8331

jschell@sandyspringbank.com